UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Asta Funding, Inc. (the “Company”) held on May 19, 2017, the holders of our outstanding stock took the actions described below. As of the record date, April 10, 2017, for the annual meeting, 6,562,215 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Gary Stern, David Slackman, Edward Celano, Louis A. Piccolo and Mark Levenfus to serve on our Board of Directors for a one-year term. The results of the voting are as follows:

	For	Withheld	Broker Non- Votes
Gary Stern	3,427,327	428,649	179,303
David Slackman	3,539,890	316,086	179,303
Edward Celano	3,538,490	317,486	179,303
Louis A. Piccolo	3,367,569	488,407	179,303
Mark Levenfus	3,419,330	436,646	179,303

2. The stockholders also approved a proposal to ratify the selection of EisnerAmper LLP as our independent auditor for the 2017 fiscal year. The voting results for this proposal were 4,033,292 shares for, 1,087 shares against, and 900 shares abstained.

Additional information about these proposals can be found in the Company’s Proxy Statement for the annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: May 22, 2017	By:	/s/ Gary Stern
Gary Stern
Chief Executive Officer